UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 28, 2015, Alere Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Form 10-Q”), an amendment to its Annual Report for the year ended December 31, 2014 on Form 10-K/A (the “Form 10-K/A”) and an amendment to its Quarterly Report for the three months ended September 30, 2014 on Form 10-Q/A (the “Form 10-Q/A”). The Form 10-K/A and the Form 10-Q/A were filed to restate the Company’s previously issued consolidated financial statements for the year ended December 31, 2014 and the three and nine months ended September 30, 2014 to correct errors related primarily to the Company’s accounting for income taxes for its discontinued operations. In addition, the Form 10-K/A includes revised, but not restated, financial information for (i) the years ended December 31, 2012 and 2013 and (ii) each of the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014 to reflect certain uncorrected errors previously deemed immaterial.

On May 5, 2015 in a press release entitled “Alere Reports Preliminary First Quarter 2015 Financial Results and Announces 2014 Restatement” (the “Press Release”), the Company estimated that adjustments related to dispositions and other individually immaterial adjustments would decrease its GAAP income from discontinued operations, net of tax, for the fiscal year ended December 31, 2014 by between $36.0 million and $50.0 million and increase the Company’s GAAP loss from continuing operations for the same period by between $9 and $13 million. The Company expected that, on a non-GAAP adjusted basis (as such adjustments were described in the Press Release), these adjustments would decrease its income from continuing operations in fiscal year 2014 by between $6.0 million and $8.0 million.

As a result of the completion of the restatement analysis, for fiscal year 2014 the Company reported a decrease of $39.6 million in GAAP income from discontinued operations, net of tax; an increase in GAAP loss from continuing operations of $8.0 million; and a decrease in income from continuing operations of $4.5 million on a non-GAAP adjusted basis, which excludes a favorable adjustment related to the fair value of contingent consideration of approximately $4.6 million, along with other unfavorable adjustments primarily related to taxes associated with dispositions of $8.1 million, all of which were included in the $8.0 million increase in GAAP loss from continuing operations noted above.

For further information regarding the restatements and revisions, including a detailed reconciliation of all adjustments made as a result of the restatements and the revisions, the Company refers you to Note 2, “Restatement and Revision of Previously Reported Consolidated Financial Statements” to its consolidated financial statements included in the Form 10-K/A and Note 2, “Restatement and Revision of Previously Reported Consolidated Financial Statements” to its consolidated financial statements included in the Form 10-Q/A.

In addition, after completing its quarterly close and while preparing the Form 10-Q, the Company identified two adjustments and their related tax effects that resulted in changes to the preliminary financial results reported in the Press Release. The changes relate to (i) a $2.3 million increase to the Company’s estimated reserve for distributor rebates as a result of information provided by a distributor subsequent to May 5, 2015, and (ii) the identification and recordation of an additional $2.3 million of unrealized foreign exchange loss. These adjustments and their related tax effects are summarized in the table below:

Alere Inc. and Subsidiaries

Reconciliation of Earnings per Share

Press Release to Form 10-Q Filing for the period ended March 31, 2015(1)

(in $000s, except per share amounts)

	GAAP	Non-GAAP Adjusted Cash Basis
Post May 5, 2015 adjustments:
Reduction in net product sales and services revenue(2)	$(2,272)	$(2,272)
Increase in interest and other income (expense), net(3)	(2,282)	(2,282)

Pretax adjustments	(4,554)	(4,554)
Impact of pretax adjustments on provision (benefit) for income taxes	867	867

After tax impact of post May 5, 2015 adjustments	$(3,687)	$(3,687)

Diluted Income (loss) from continuing operations per common share—press release	$(0.11)	$0.57
Earnings per share impacts of post May 5, 2015 adjustments	(0.04)	(0.04)

Diluted Income (loss) from continuing operations per common share—Form 10-Q	$(0.15)	$0.53)

Weighted average common shares—diluted	84,338	99,281

(1)	On May 5, 2015, the Company released its preliminary financial results for the period ended March 31, 2015. The Company subsequently completed its close for the period and identified two adjustments, along with their related tax effects. These changes are explained in Notes 2 and 3 below.

(2)	Based on information provided by a distributor subsequent to May 5, 2015, the Company increased its estimated reserve for distributor rebates by $2.3 million which resulted in a corresponding reduction in net product sales and services revenues in the Cardiometabolic business unit.

(3)	In the process of finalizing the Form 10-Q for the period ended March, 31, 2015, the Company identified an additional $2.3 million in unrealized foreign exchange loss, which was recorded in interest and other income (expense), net.

The Company reaffirmed its financial guidance for the full year ending December 31, 2015, which is as follows:

-	Net revenue in the range of $2.5 billion to $2.6 billion

-	Non-GAAP adjusted net income from continuing operations available to common stockholders in the range of $2.40 to $2.50 per diluted share

The Company updated its Press Financials for the period ending March 31, 2015 to include these adjustments, a copy of which is “furnished,” and not filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Further reconciliations of non-GAAP financial measures presented herein to the most directly comparable financial measures under GAAP, as well as a discussion regarding these non-GAAP financial measures, are included within Exhibit 99.1.

In calculating the decrease in income from continuing operations on a non-GAAP adjusted basis and non-GAAP diluted income (loss) from continuing operation per common share, the Company excludes (i) certain non-cash charges, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income (loss) allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that Non-GAAP adjusted income from continuing operations is not a standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to income from continuing operations, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, Non-GAAP adjusted income from continuing operations presented herein may not be comparable to similar measures used by other companies.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding expected 2015 financial results. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “intend,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. These statements involve risks and uncertainties, and actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to, the effect of intense competition, risks arising from FDA inspections and government subpoenas, delays in product development, international business risks, fluctuations in currency exchange rates, the effects of healthcare reform, risks of clinical trials, potential regulatory burdens and obstacles, litigation and legal compliance risks, government investigations, cybersecurity risks, changes in global economic and political conditions, potential product defects, manufacturing or supply issues, potential intellectual property infringement, risks of acquisitions and divestitures, substantial indebtedness, contractual debt restrictions and requirements, fluctuations in quarterly results, potential delays in the preparation of restated financial statements, the risk that additional information will come to light during the course of the preparation of restated financial statements or the review thereof by our registered independent accounting firm that alters the scope or magnitude of the restatement; potential reviews, investigations or other proceedings by government authorities, stockholders or other parties; the risk that the Company’s remediation plan will be unsuccessful to prevent or detect additional misstatements and potential delays arising from the restatement, including a potential inability to prepare financial statements or file periodic reports on a timely basis, which would be a default under the Company’s senior secured credit facility and note indentures as well as a violation of the Securities Exchange Act and the listing rules of the NYSE, additional material weaknesses in internal controls and risks and other potential delays arising from the restatement. These and other risk factors are discussed in more detail under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2015, as amended. The Company does not assume any obligation to update its forward-looking statements to reflect new information and developments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Financials for the period ending March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: May 28, 2015	By:	/s/ Jim Hinrichs
	Name: Title:	Jim Hinrichs Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Financials for the period ending March 31, 2015